Third Quarter 2025 Earnings Release

Exhibit 99.1

RPC, Inc. Reports Third Quarter 2025 Financial Results

And Declares Regular Quarterly Cash Dividend

ATLANTA, October 30, 2025 - RPC, Inc. (NYSE: RES) (“RPC” or the “Company”), a leading diversified oilfield services company, announced its unaudited results for the third quarter ended September 30, 2025.

Non-GAAP and adjusted measures, including adjusted revenues, adjusted operating income, adjusted net income, adjusted earnings per share (diluted), EBITDA and adjusted EBITDA, adjusted EBITDA margin, and free cash flow are reconciled to the most directly comparable GAAP measures in the appendices of this earnings release.

Sequential comparisons are to 2Q:25. The Company believes quarterly sequential comparisons are most useful in assessing industry trends and RPC’s recent financial results. Both sequential and year-over-year comparisons are available in the tables at the end of this earnings release.

Third Quarter 2025 Highlights

●	Revenues increased 6% sequentially to $447.1 million
●	Net income was $13.0 million, up 28% sequentially, and diluted Earnings Per Share (EPS) was $0.06; Net income margin increased 50 basis points sequentially to 2.9%
●	Adjusted net income, was $18.4 million, up 5% sequentially, and adjusted diluted Earnings per Share (EPS) was $0.09; Adjusted net income margin remained relatively unchanged at 4.1%
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) was $72.3 million, up 10% sequentially; Adjusted EBITDA margin increased 60 basis points sequentially to 16.2%

Management Commentary

“Sequentially we saw most of our service line revenues improve including pressure pumping, which saw a 14% increase from a soft second quarter. Cudd Pressure Control’s coiled tubing business also posted a 19% increase, supported by the deployment of a new large diameter unit. Additionally, Thru-Tubing Solutions’ downhole tools business continued to experience strong demand, driven by new product introductions that deliver leading performance for our customers. Patterson Services’ rental tools and Pintail’s wireline also saw modest increases in the quarter,” stated Ben M. Palmer, RPC’s President and Chief Executive Officer. “Our diversified offerings, strong brands, and balance sheet provide resiliency, yet the challenging environment continues to require disciplined execution.”

“During the quarter we saw signs of stabilization, and even improvement, with August and September results higher than the June lows. However, with oil prices recently dipping below $60 a barrel and expected holiday slow downs and customer budget exhaustion, the oilfield services market is likely to face additional headwinds during the fourth quarter. Given these market conditions, we have and will continue to make incremental cost reductions during the quarter. We will invest in our businesses prudently and focus on full cycle returns.”

Selected Industry Data (Source: Baker Hughes, Inc., U.S. Energy Information Administration)

	3Q:25	2Q:25	Change	% Change	3Q:24	Change	% Change
U.S. rig count (avg)	540	571	(31)	(5.4)%	586	(46)	(7.8)%
Oil price ($/barrel)	$65.85	$64.74	$1.11	1.7%	$76.57	$(10.72)	(14.0)%
Natural gas ($/Mcf)	$3.04	$3.20	$(0.16)	(5.0)%	$2.10	$0.94	44.8%

Third Quarter 2025 Earnings Release

3Q:25 Consolidated Financial Results (sequential comparisons to previous quarter)

Revenues were $447.1 million, up 6%. Revenues for our three largest service lines grew sequentially during the quarter with pressure pumping increasing 14% followed by downhole tools at 5% and wireline at 1%. Within the Technical Services segment, we saw revenues increase 6% sequentially with the biggest dollar increases generated by pressure pumping followed by coiled tubing, which benefited from the delivery of a new unit. Within the Support Services segment, rental tools generated a 4% sequential revenue increase during the quarter.

Cost of revenues, which excludes depreciation and amortization of $38.4 million, was $334.7 million, up from $317.7 million. These costs increased 5% during the quarter. The increase was primarily due to expenses that vary with increased activity.

Selling, general and administrative expenses were $44.6 million, up from $40.8 million, primarily due to accrual adjustments related to employment incentives and higher other employment related costs; as a percent of revenues, SG&A increased 30 basis points to 10.0%.

Acquisition related employment costs were approximately $6.5 million during 3Q:25 and represent non-cash accounting adjustments related to the Pintail acquisition costs that are contingent upon continued employment. The remaining Acquisition related employment costs, totaling $65.1 million, are expected to be recognized equally over the next 10 quarters.

Interest income totaled $1.7 million, approximating the prior quarter.

Interest expense totaled $949 thousand, approximating the prior quarter and mostly related to the seller note issued in conjunction with the Pintail acquisition.

Income tax provision was $9.6 million, or 42.6% of income before income taxes. The effective tax rate was unusually high primarily due to the non-deductible portion of Acquisition related employment costs and provision to tax return adjustments.

Net income and diluted EPS were $13.0 million and $0.06, respectively, versus $10.1 million and $0.05, respectively, in 2Q:25. Net income margin increased 50 basis points sequentially to 2.9%.

Adjusted net income and adjusted diluted EPS were $18.4 million and $0.09, respectively, versus $17.5 million and $0.08, respectively, in 2Q:25. Adjusted net income margin remained relatively unchanged at 4.1%.

Adjusted EBITDA was $72.3 million, up from $65.6 million, due to the broad-based revenue increases across the majority of our businesses. Adjusted EBITDA margin increased 60 basis points sequentially to 16.2%.

Balance Sheet, Cash Flow and Capital Allocation

Cash and cash equivalents were $163.5 million at the end of the third quarter, with no outstanding borrowings under the Company’s $100 million revolving credit facility.

Net cash provided by operating activities and free cash flow was $139.5 million and $21.7 million, respectively, year-to-date through 3Q:25.

Payment of dividends totaled $26.3 million year-to-date through 3Q:25. Additionally, the Board of Directors declared a regular quarterly cash dividend of $0.04 per share, payable on December 10, 2025, to common stockholders of record at the close of business on November 10, 2025.

Third Quarter 2025 Earnings Release

Share repurchases totaled $2.9 million year-to-date through 3Q:25, all of which related to tax withholding for restricted stock vesting.

Segment Operations (sequential comparisons versus the previous quarter)

Technical Services performs value-added completion, production and maintenance services directly to a customer’s well. These services include pressure pumping, downhole tools, wireline, coiled tubing, cementing, and other offerings.

-	Revenues were $422.2 million, up 6%
-	Operating income was $24.4 million, up 16%
-	Results were driven by improvement in the majority of our service lines within this segment

Support Services provides equipment for customer use or services to assist customer operations, including rental tools, pipe inspection services and storage.

-	Revenues were $24.9 million, up 4%
-	Operating income was $4.6 million, down 1%
-	Higher revenues were driven by increased activity in rental tools and tubular services

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2025	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Technical Services	$422,206	$396,754	$313,492	$1,130,804	$1,011,370
Support Services	24,897	24,055	24,160	69,985	68,268
Total revenues	$447,103	$420,809	$337,652	$1,200,789	$1,079,638
Operating income:
Technical Services	$24,448	$21,123	$16,344	$59,574	$78,498
Support Services	4,604	4,639	5,286	11,904	13,264
Corporate expenses	(5,348)	(5,871)	(4,216)	(17,023)	(11,083)
Acquisition related employment costs	(6,467)	(6,554)	—	(13,021)	—
Gain on disposition of assets, net	3,563	2,199	1,790	7,288	6,342
Total operating income	$20,800	$15,536	$19,204	$48,722	$87,021
Interest expense	(949)	(1,007)	(261)	(2,087)	(594)
Interest income	1,748	1,618	3,523	6,761	9,831
Other income, net	968	1,152	1,005	3,005	2,504
Income before income taxes	$22,567	$17,299	$23,471	$56,401	$98,762

Conference Call Information

RPC, Inc. will hold a conference call today, October 30, 2025, at 9:00 a.m. ET to discuss the results for the quarter. Interested parties may listen in by accessing a live webcast in the investor relations section of RPC, Inc.’s website at www.rpc.net. The live conference call can also be accessed by calling (888) 440-5966, or (646) 960-0125 for international callers, and using conference ID number 9842359. For those not able to attend the live conference call, a replay will be available in the investor relations section of RPC, Inc.’s website beginning approximately two hours after the call and for a period of 90 days.

About RPC

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of America, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

Third Quarter 2025 Earnings Release

Forward Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation: our belief that our diversified offerings and strong brands and balance sheet provide resiliency; our statement that, despite our resilience, the challenging environment continues to require disciplined execution; our belief that the oilfield services market is likely to face additional headwinds during the fourth quarter in connection with oil prices recently dipping below $60 a barrel, expected holiday slow downs, and customer budget exhaustion; our statement that we will continue to take incremental cost reductions; our statement that we will invest in our businesses prudently and focus on full cycle returns; our expectation that the remaining Acquisition employment costs will be recognized equally over the next 10 quarters. Risk factors that could cause such future events not to occur as expected include the following: the price of oil and natural gas and overall performance of the U.S. economy, both of which can impact capital spending by our customers and demand for our services; the impact of tariffs, which may increase our cost of materials and impact our profitability, business interruptions due to adverse weather conditions; changes in the competitive environment of our industry; political instability in the petroleum-producing regions of the world; the actions of the OPEC oil cartel; our customers’ drilling and production activities; the risk that our assessments, such as regarding the oversupplied nature of oilfield services, will turn out incorrect; and our ability to identify and complete acquisitions and/or other strategic investments or transactions. Additional factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates, and expectations are contained in RPC’s Form 10-K for the year ended December 31, 2024.

For information about RPC, Inc., please contact:

Joshua Large,

Vice President, Corporate Finance and Investor Relations

(404) 321-2152

jlarge@rpc.net

Michael L. Schmit,

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Third Quarter 2025 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$447,103	$420,809	$337,652	$1,200,789	$1,079,638
COSTS AND EXPENSES:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	334,673	317,746	247,507	896,314	786,400
Selling, general and administrative expenses	44,628	40,825	37,697	127,952	115,188
Acquisition related employment costs	6,467	6,554	—	13,021	—
Depreciation and amortization	44,098	42,347	35,034	122,068	97,371
Gain on disposition of assets, net	(3,563)	(2,199)	(1,790)	(7,288)	(6,342)
Operating income	20,800	15,536	19,204	48,722	87,021
Interest expense	(949)	(1,007)	(261)	(2,087)	(594)
Interest income	1,748	1,618	3,523	6,761	9,831
Other income, net	968	1,152	1,005	3,005	2,504
Income before income taxes	22,567	17,299	23,471	56,401	98,762
Income tax provision	9,604	7,151	4,675	21,260	20,080
NET INCOME	$12,963	$10,148	$18,796	$35,141	$78,682

EARNINGS PER SHARE
Basic	$0.06	$0.05	$0.09	$0.16	$0.37
Diluted	$0.06	$0.05	$0.09	$0.16	$0.37

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	220,575	220,610	214,976	218,959	214,940
Diluted	220,575	220,610	214,976	218,959	214,940

Third Quarter 2025 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(In thousands)
	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$163,462	$325,975
Accounts receivable, net	359,901	276,577
Inventories	117,685	107,628
Income taxes receivable	3,376	4,332
Prepaid expenses	12,023	16,136
Retirement plan assets	32,653	—
Other current assets	12,189	2,194
Total current assets	701,289	732,842
Property, plant and equipment, net	560,298	513,516
Operating lease right-of-use assets	24,726	27,465
Finance lease right-of-use assets	5,758	4,400
Goodwill	74,257	50,824
Other intangibles, net	104,501	13,843
Retirement plan assets	—	30,666
Other assets	27,967	12,933
Total assets	$1,498,796	$1,386,489

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable	$143,228	$84,494
Accrued payroll and related expenses	30,651	25,243
Accrued insurance expenses	9,089	7,942
Accrued state, local and other taxes	7,096	3,234
Income taxes payable	810	446
Unearned revenue	—	45,376
Current portion of operating lease liabilities	7,482	7,108
Current portion of finance lease liabilities	4,222	3,522
Retirement plan liabilities	24,129	—
Current portion of notes payable	20,000	—
Accrued expenses and other liabilities	5,402	4,548
Total current liabilities	252,109	181,913
Accrued insurance expenses	13,816	12,175
Retirement plan liabilities	—	24,539
Note payable	30,000	—
Operating lease liabilities	18,291	21,724
Finance lease liabilities	1,011	559
Other long-term liabilities	10,897	9,099
Deferred income taxes	70,279	58,189
Total liabilities	396,403	308,198

STOCKHOLDERS' EQUITY
Common stock	22,058	21,494
Capital in excess of par value	—	—
Retained earnings	1,082,989	1,059,625
Accumulated other comprehensive loss	(2,654)	(2,828)
Total stockholders' equity	1,102,393	1,078,291
Total liabilities and stockholders' equity	$1,498,796	$1,386,489

Third Quarter 2025 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(In thousands)
Nine months ended September 30,	2025	2024
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income	$35,141	$78,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	122,068	97,371
Acquisition related employment costs	13,021	—
Working capital	(43,696)	77,081
Other operating activities	12,934	2,081
Net cash provided by operating activities	139,468	255,215

INVESTING ACTIVITIES
Capital expenditures	(117,780)	(179,460)
Proceeds from sale of assets	15,931	14,127
Purchase of business, net of cash and debt assumed	(165,656)	—
Net cash used for investing activities	(267,505)	(165,333)

FINANCING ACTIVITIES
Payment of dividends	(26,300)	(25,784)
Repayment of debt assumed at acquisition	(4,502)	—
Cash paid for common stock purchased and retired	(2,868)	(9,928)
Cash paid for finance lease and finance obligations	(806)	(592)
Net cash used for financing activities	(34,476)	(36,304)

Net (decrease) increase in cash and cash equivalents	(162,513)	53,578
Cash and cash equivalents at beginning of period	325,975	223,310
Cash and cash equivalents at end of period	$163,462	$276,888

Non-GAAP Measures

RPC, Inc. has used the non-GAAP financial measures of adjusted revenues, adjusted operating income, adjusted net income, adjusted net income margin, adjusted earnings per share, adjusted EBITDA, adjusted EBITDA margin and free cash flow in today's earnings release. These measures should not be considered in isolation or as a substitute for performance or liquidity measures prepared in accordance with GAAP. Management believes that presenting these non-GAAP measures, other than free cash flow, enables investors to compare the operating performance of our core business consistently over various time periods, and in the case of Adjusted EBITDA, without regard to changes in our capital structure. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating RPC's liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, RPC’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our Condensed Consolidated Statements of Cash Flows.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts,

Third Quarter 2025 Earnings Release

that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth in the appendices below are reconciliations of these non-GAAP measures with their most directly comparable GAAP measures. These reconciliations also appear on RPC, Inc.'s investor website, which can be found at www.rpc.net.

Appendix A

(Unaudited)	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2025	2025	2024	2025	2024
Reconciliation of Operating Income to Adjusted Operating Income

Operating income	$20,800	$15,536	$19,204	$48,722	$87,021
Add: Acquisition related employment costs	6,467	6,554	—	13,021	—
Adjusted operating income	$27,267	$22,090	$19,204	$61,743	$87,021

Appendix B

(Unaudited)	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2025	2025	2024	2025	2024
Reconciliation of Net Income to Adjusted Net Income

Net income	$12,963	$10,148	$18,796	$35,141	$78,682
Adjustments:
Add: Acquisition related employment costs, before taxes	6,467	6,554	—	13,021	—
Add: Tax effect of Acquisition related employment costs	(1,051)	802	—	(249)	—
Total adjustments, net of tax	5,416	7,356	—	12,772	—
Adjusted net income	$18,379	$17,504	$18,796	$47,913	$78,682

(Unaudited)	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Diluted earnings per share	$0.06	$0.05	$0.09	$0.16	$0.37
Adjustments:
Add: Acquisition related employment costs, before taxes	0.03	0.03	—	0.06	—
Add: Tax effect of Acquisition related employment costs	—	—	—	—	—
Total adjustments, net of tax	0.03	0.03	—	0.06	—
Adjusted diluted earnings per share	$0.09	$0.08	$0.09	$0.22	$0.37

Weighted average shares outstanding (in thousands)	220,575	220,610	214,976	218,959	214,940

Third Quarter 2025 Earnings Release

Appendix C

(Unaudited)	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2025	2025	2024	2025	2024
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$12,963	$10,148	$18,796	$35,141	$78,682
Adjustments:
Add: Income tax provision	9,604	7,151	4,675	21,260	20,080
Add: Interest expense	949	1,007	261	2,087	594
Add: Depreciation and amortization	44,098	42,347	35,034	122,068	97,371

Less: Interest income	1,748	1,618	3,523	6,761	9,831
EBITDA	$65,866	$59,035	$55,243	$173,795	$186,896

Add: Acquisition related employment costs	6,467	6,554	—	13,021	—
Adjusted EBITDA	$72,333	$65,589	$55,243	$186,816	$186,896

Revenues	$447,103	$420,809	$337,652	$1,200,789	$1,079,638

Net income margin(1)	2.90%	2.41%	5.57%	2.93%	7.29%

Adjusted net income margin(1)	4.11%	4.16%	5.57%	3.99%	7.29%

Adjusted EBITDA margin(1)	16.18%	15.59%	16.36%	15.56%	17.31%

(1) Net income margin is calculated as Net income divided by Revenues. Adjusted net income margin is calculated as Adjusted net income divided by Revenues. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues.

Appendix D

(Unaudited)	Nine months ended September 30,
(In thousands)	2025	2024
Reconciliation of Operating Cash Flow to Free Cash Flow
Net cash provided by operating activities	$139,468	$255,215
Capital expenditures	(117,780)	(179,460)
Free cash flow	$21,688	$75,755